Exhibit 10.18.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

The Employment Agreement (“Agreement”) between Mr. Paul M. Anderson (“Mr. Anderson”) and Duke Energy Corporation (“Duke Energy”) dated November 1, 2003, is amended as follows:

1. The first sentence of Paragraph 6, “Fringe Benefits,” of the Agreement is amended to decrease Employee’s vacation entitlement from five weeks to four weeks. As amended, the first sentence of paragraph 6 shall read:

6. Fringe Benefits. Employee shall be entitled to four weeks of vacation annually, to be taken in accordance with Duke Energy’s policies, with no diminution in compensation.

2. Except as amended by this first amendment, the remaining provisions of the Employment Agreement shall remain unchanged.

This the 9th day of March, 2004.

DUKE ENERGY CORPORATION

By:	/s/ Leo E. Linbeck, Jr.
Leo E. Linbeck, Jr.
Title:	Chairman, Compensation Committee of the Board of Directors
EMPLOYEE

	/s/	(SEAL)

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STATE OF CALIFORNIA

COUNTY OF RIVERSIDE

I, Katheryn C. Miller, a Notary Public for said County and State, do hereby certify that Leo E. Linbeck, Jr. personally came before me this day and acknowledged that he is Chairman, Compensation Committee of the Board of Directors and acknowledged, on behalf of Duke Energy Corporation, the due execution of this Agreement.

Witness my hand and official seal, this 9th day of March, 2004

(Official Seal)

/s/
Notary Public My commission expires: 4/25/07

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, Sarah T. Davis, a Notary Public for said County and State, do hereby certify that MR. PAUL M. ANDERSON personally appeared before me this day and acknowledged the due execution of this Agreement.

Witness my hand and official seal, this 8th day of March, 2004.

(Official Seal)

/s/
Notary Public My commission expires: 10-10-04

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